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                                                                    Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement (No. 333-86672 and Nos. 333-86672-01 through 333-86672-208) of Sonic Automotive, Inc. on Form S-3 of our report dated February 25, 2002, appearing in the Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina
July 22, 2002